Exhibit 99.1

Pacific Software Inc. Initiates Membership Campaign for Social Network Grandwall.com

January 20, 2017. Laguna Beach, CA. Pacific Software Inc. (ticker symbol OTC: PFSF) is pleased to announce the launch of its pre-sales campaign for Grandwall.com to individuals and corporations commencing effective immediately. Subscribers may purchase wall pieces and bricks of the digital border wall between Mexico and the USA at Grandwall.com where political narratives on a partisan basis may be reflected and posted on its digital wall. The full website will be based on the emerging technology developed in the Augmented Reality (AR) and Virtual Reality (VR) space.

“Grandwall.com intends to position itself as a social medial platform driven by technology developed by Social Network giants that has engaged a new generation of savvy, socially minded individuals. These special communities are formed around a shared interest, location, need, event or association” commented Harrysen Mittler, CEO. These politically minded individuals, intertwined with social networking, messaging and commerce may result in a new generation of interconnected special interest groups.

As an AR/VR platform, Grandwall.com will feature a state-of-the-art digital wall erected between the USA and Mexico. Regardless of party affiliations or personal preferences, there appears to be as much support for the idea of a border barrier as opposition to it. No matter what side of the political fence people find themselves the emotional discussions about the wall will not go away. So, what the magazine Slate has called “The Great Wall of Trump” is an idea that is gaining some traction among a significant number of Americans.

On the campaign trail, president “elect” Mr. Donald Trump announced the construction of a wall along the Mexico-USA border to keep out illegal immigrants for national security measures and illegal trafficking of drugs. Mr. Trump repeatedly stated: “I will build a great, great wall on our southern border, and I will make Mexico pay for that wall. Mark my words,” which became the most controversial subject during the presidential election.

The wall pieces can be purchased for $1.00 per year with various additional options available and come with official ownership certificates. The wall pieces, bricks or segments purchased will be available in various sizes, formats and configurations depending on the type of membership purchased and can be individually designed by each member. Corporate Memberships will also be available shortly.

Memberships to Grandwall.com may be available to everyone, and there may be no restrictions on what members may publish on their wall pieces of the digital border wall (#borderwall) as protected by the First Amendment, whether they support President-elect Donald Trump (@RealDonaldTrump) and his proud “Make America Great Again” movement (#MakeAmericaGreatAgain) or whether they support or voted for Hillary Clinton (@HillaryClinton) and her “Stronger Together” campaign (#StrongerTogether) or any other candidate.

About Us: Pacific Software Inc. is a U.S. corporation which has acquired social media platform Grandwall.com, its software and related assets. Our team of software developers and Internet specialists have worked on projects with over 500 agencies and clients in the USA, EU, UK, and other countries. Once fully designed, engineered and online Grandwall.com may be characterized as a “third generation” social media platform in the emerging augmented reality (AR) and virtual reality (VR) technology space with worldwide applications.

Contact: For further information please visit our social network at www.grandwall.com and our corporate website at www.pacificsoftwareinc.com or call us or email us at any time.

Pacific Software Inc.

Harrysen Mittler, Chairman and CEO

chairman@grandwall.com

Heide Morris, Investor Relations

investors@grandwall.com

Address:

537 S. Coast Hwy

Laguna Beach, CA 92651

U.S.A.

Safe Harbor Notice: Included in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. The company's actual results could differ materially from those anticipated in the forward-looking statements.